UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 9, 2005

MedImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19131 (Commission File No.)	52-1555759 (I.R.S. Employer Identification No.)

One MedImmune Way, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (301) 398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

David M. Mott, President, Chief Executive Officer and Vice Chairman of the Board of Directors of MedImmune, Inc. (the “Company”); James F. Young, President, Research and Development; Armando Anido, R.Ph., Executive Vice President, Sales and Marketing; Edward M. Connor, M.D., Executive Vice President and Chief Medical Officer; and Wayne T. Hockmeyer, Ph.D., Founder, Chairman of the Board of Directors and President of the Company’s wholly owned subsidiary, MedImmune Ventures, Inc., have been employed by the Company pursuant to Employment Agreements described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2005 Annual Meeting of Stockholders (the “2005 Proxy Statement”) (superceded, in the case of Dr. Hockmeyer as of October 1, 2005 by that certain Employment Agreement described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 (the “October 6 8-K”)).

The Company has entered into new Employment Agreements with each of Mr. Mott, Dr. Young, Mr. Anido, Dr. Connor and Dr. Hockmeyer as of December 12, 9, 14, 9, and 14, 2005, respectively, that supercede the former agreements. The terms and conditions of these new Employment Agreements, including, but not limited to compensation, are the same as those set forth in the previous Employment Agreements except with respect to those terms and conditions applicable upon a change of control of the Company. In particular, if the executive is terminated within 36 months, in the case of Mr. Mott and Dr. Young, 24 months, in the case of Mr. Anido and Dr. Connor or 12 months, in the case of Dr. Hockmeyer, following a change in control of the Company, the executive will be entitled to receive (1) a severance payment equal to the sum of the executive’s semi-monthly base salary and the pro-rata bonus amount multiplied by 72, in the case of Mr. Mott, Dr. Young and Dr. Hockmeyer, or 48 in the case of Mr. Anido and Dr. Connor, discounted, in each case, to the present value and (2) continuation of medical benefits coverage following the date of termination for 36 months, in the case of Mr. Mott and Dr. Young, or 24 months, in the case of Mr. Anido and Dr. Connor. As Founder of the Company, Dr. Hockmeyer is entitled to lifetime medical coverage which would continue upon a change of control of the Company. In addition, all unvested employee stock options then held by the executive shall become immediately exercisable. Subject to and qualified by the foregoing, the description of the other terms and conditions of the Employment Agreements are hereby incorporated by reference from the 2005 Proxy Statement (as modified by the description in the October 6 8-K, in the case of Dr. Hockmeyer).

The new Employment Agreements for Mr. Mott and Dr. Young are identical in all material respects (other than with respect to compensation) and the form of such agreements is attached to this Current Report on Form 8-K (this “8-K”) as Exhibit 99.1. The new Employment Agreements for Mr. Anido and Dr. Connor are identical in all material respects (other than with respect to compensation) and the form of such agreements is attached to this 8-K as Exhibit 99.2. The new Employment Agreement for Dr. Hockmeyer is attached to this 8-K as Exhibit 99.3. The descriptions of the agreements above are qualified in their entirety by reference to the applicable form of agreement attached to this 8-K.

In addition, the Company has also entered into new employment agreements with its executive officers (other than the executive officers described above) that are identical in all material respects (other than with respect to compensation) to the agreements executed by Mr. Anido and Dr. Connor, the form of which is attached to this Form 8-K as Exhibit 99.2.

Item 1.02.	Termination of a Material Definitive Agreement

As described in Item 1.01 above, the text of which is hereby incorporated by reference, the former Employment Agreements for each of Mr. Mott, Dr. Young, Mr. Anido, Dr. Connor and Dr. Hockmeyer have been superceded by new Employment Agreements and the former Employment Agreements are of no further force and effect.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99. 1	Form of Employment Agreement entered into by and between the Company and each of David Mott and James F. Young, Ph.D.

99. 2	Form of Employment Agreement entered into by and between the Company and each of Armando Anido, R.Ph., Edward M. Connor, M.D. and the other executive officers of the Company.

99.3	Employment Agreement entered into by and between the Company and Wayne T. Hockmeyer, Ph.D., dated as of December 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

Date: December 15, 2005	By:	/s/ William C. Bertrand, Jr.

William C. Bertrand, Jr.

Senior Vice President, General Counsel, Corporate
Compliance Officer & Secretary